UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2005

Arden Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-9904	95-3163136
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2020 South Central Avenue, Compton, California		90220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 638-2842

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By overnight letter dated February 8, 2005 and delivered February 9, 2005, Arden Group, Inc. (the "Company") notified NASDAQ that the Company was not in compliance with the audit committee composition requirement under Rule 4350 requiring at least three independent members due to one vacancy on the Audit Committee of its Board of Directors. The vacancy was created as a result of the death on February 2, 2005 of Ben Winters, a Director of the Company and a member of the Audit Committee of its Board of Directors.

On February 14, 2005 the Company received notice from NASDAQ that it had received the notice from the Company and, consistent with Marketplace Rule 4350(d)(4), the Company will be provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or February 2, 2006, in order to regain compliance with the audit committee composition requirement.

The Company is in the process of undergoing a search to fill the vacancy on the Audit Committee with an independent member within the cure period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arden Group, Inc.

February 15, 2005	By:	Debra L. Jensen

Name: Debra L. Jensen
Title: Chief Financial Officer